Exhibit 10.3

SECOND AMENDMENT
TO
ASSET PURCHASE AGREEMENT

This Second Amendment (the “Amendment”), dated as of the 12th day of August, 2004, to the Asset Purchase Agreement (“the “Original Agreement”), dated as of October 3, 2003, between PerfectData Corporation, a California corporation (the “Seller”), and Spray Products Corporation, a Pennsylvania corporation (the “Purchaser”).

W I T N E S S E T H

WHEREAS, the parties hereto entered into the Original Agreement whereby the Seller agreed to sell, and the Purchaser agreed to purchase, all of the assets of the Seller other than the Retained Assets;

WHEREAS, the parties hereto entered into the First Amendment (the “First Amendment”), dated as of February 26, 2004; and

WHEREAS, the parties desire to amend further the Original Agreement as provided for herein.

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreement set forth herein, the parties agree as follows:

1.   All capitalized terms not specifically defined herein shall have the meaning ascribed to them in the Original Agreement.

2.   Section 1.3.1.3 is hereby amended to read as follows:

“1.3.1.3  The sum of Eighty Thousand ($80,000) Dollars; less:”.

3.   Section 1.3.4.2 is hereby deleted and Sections 1.3.4 and 1.3.4.1 are hereby amended to read as follows:

“1.3.4  The Purchaser shall pay to the Seller at the Closing an amount equal to the Purchase Price via bank or certified check or by a wire transfer to a bank account designated in advance by the Seller to the Purchaser at least two Business Days (as hereinafter defined) prior to the Closing.”

4.   Section 1.4 is hereby deleted in its entirety.

5.   Section 5.1 is hereby amended to read as follows:

“5.1                           Closing and the Put.

5.1.1   Unless this Agreement is first terminated as provided in Section 5.4, and subject to the satisfaction or waiver of all conditions to the consummation of the transactions contemplated hereby, the closing of the transactions contemplated hereby (the “Closing”) shall take place at the offices of Wachtel & Masyr, LLP, 110 East 59th Street, New York, New York 10022 on the eleventh (11th) day following the date that notice of the sale contemplated herein is sent to the shareholders of the Seller, pursuant to Section 603(b)(1) of the California General Corporation Law; provided however, that the parties may agree to extend the Closing for up to thirty (30) days.

5.1.2   Notwithstanding anything in this Agreement to the contrary, the Seller may put (the “Put”) to the Purchaser the Purchased Assets for the Purchase Price on the earlier of (a) September 30, 2004 or (b) the date on which the Seller has secured the requisite consents of its shareholders to the sale pursuant to the California General Corporation Law.  The Put shall be exercised by the Seller giving written notice to the Purchaser (as provided in Section 7.8 hereof) and the Closing shall be held at the place provided in Section 5.1.1 hereof on the third Business Day following notice as to the exercise of the Put or on such other day as the parties shall agree.  As used in this Agreement, the term “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which national banks are authorized to close in the City and State of New York.”

6.   The heading of Section 5.6 shall be changed to read “Management Through May 31, 2004.”

7.   A new Section 5.6.7 shall be added to read as follows:

“5.6.7   Effective June 1, 2004, this Section 5.6 shall cease, terminate and have no further effect except for any payments due to the Purchaser pursuant to Section 5.6.2.”

8.   A new Section 5.7 shall be added to read as follows:

“5.7                           Management Effective June 1, 2004.

5.7.1   Effective June 1, 2004, the Purchaser shall assume full responsibility for all of the Seller’s customers.

5.7.2   Effective June 1, 2004, as compensation for the Purchaser’s services under this management arrangement, the Purchaser shall be entitled to the full economic benefit of any sale to a customer of the Company.

9.   The Purchaser acknowledges advice from the Seller that, in addition to seeking shareholders’ consent to the sale herein, the Seller is also seeking shareholders’

consent to its reincorporation in the State of Delaware and that, assuming such shareholders’ consent is obtained, the reincorporation shall be implemented by the merger of the Seller with and into a wholly-owned subsidiary to be named PerfectData (Delaware) Inc. (the “Successor Corporation”), the name of which subsidiary will be changed to PerfectData Corporation.  The Purchaser agrees that, if such reincorporation occurs prior to the Closing, the Successor Corporation shall succeed to all of the rights and obligations of the Seller hereunder and may, at its option, deliver a certificate from the State of Delaware, not the State of California, in order to comply with Section 5.2.3 of the Original Agreement.

10.   Except as specifically modified herein and as modified by the First Amendment, the Original Agreement shall not be modified and shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the date first set forth above.

PURCHASER:
Spray Products Corporation

By:	/s/ Bart Bastian
Name: Bart Bastian
Title: President

SELLER:
PerfectData Corporation

By:	/s/ Harris A. Shapiro
Name: Harris A. Shapiro
Title: Chairman of the Board and Chief
Executive Officer